Exhibit 3.18(a)

CERTIFICATE OF FORMATION	State of Delaware Secretary of State Division of Corporations Delivered 01:55 PM 12/04/2006 FILED 01:25 PM 12/04/2006 SRV 061102826 - 4260903 FILE

OF

CCA GOLF COURSE HOLDCO, LLC

This Certificate of Formation of CCA Golf Course Holdco, LLC (the “LLC”), dated as of December 4, 2006, is being duly executed and filed by Kurt J. Neumann, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. § 18-101, et seq.).

FIRST. The name of the limited liability company formed hereby is CCA Golf Course Holdco, LLC.

SECOND. The address of the registered office of the LLC in the State of Delaware is c/o Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808.

THIRD. The name and address of the registered agent for service of process on the LLC in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

/s/ Kurt J. Neumann
Name: Kurt J. Neumann Authorized Person